Exhibit 4(b)

WAL-MART STORES, INC.

Series Terms Certificate

Pursuant to Section 3.01 of the Indenture

Relating to 3.300% Notes Due 2024

Pursuant to Section 3.01 of the Indenture, dated as of July 19, 2005, as amended and supplemented (the “Indenture”), made between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), Steven R. Zielske, Senior Vice President, Finance & Capital Markets of the Company (the “Certifying Authorized Officer”), hereby certifies as follows, and Anthony D. George, Senior Associate General Counsel, Finance and Assistant Secretary of the Company, attests to the following certification. Any capitalized term used herein shall have the definition ascribed to that term as set forth in the Indenture unless otherwise defined herein.

A. This certificate is a Series Terms Certificate contemplated by Section 3.01 of the Indenture and is being executed to evidence the establishment and approval of the terms and conditions of a Series that was established pursuant to Section 3.01 of the Indenture by means of a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, dated April 9, 2014 (the “Series Consent”), which Series is designated as the “3.300% Notes Due 2024” (the “2024 Series”) by the Certifying Authorized Officer pursuant to the grant of authority under the terms of the Series Consent.

B. Each of the undersigned has read the Indenture, including the provisions of Sections 1.02 and 3.01 and the definitions relating thereto, and the resolutions adopted in the Series Consent. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided for in the Indenture relating to the execution and delivery by the Trustee of the Indenture, to the creation, establishment and approval of the title, the form and the terms of a Series under the Indenture, and to the authentication and delivery by the Trustee of promissory notes of a Series, have been complied with. In the opinion of the undersigned, (i) all such conditions precedent have been complied with and (ii) there are no Events of Default, or events which, with the passage of time, would become an Event of Default under the Indenture that have occurred and are continuing at the date of this certificate.

C. Pursuant to the Series Consent, the Company is authorized to issue initially up to $2,500,000,000 aggregate principal amount of promissory notes of the 2024 Series and the other promissory notes of the other series of notes established by the Series Consent. A copy of the Series Consent is attached hereto as Annex A. Any promissory notes that the Company issues that are a part of the 2024 Series (the “2024 Notes”) shall be issued in registered book-entry form and shall be represented by a global security substantially in the form attached hereto as Annex B (the “Form of 2024 Note”). Acting pursuant to authority delegated to the Certifying Authorized Officer pursuant to the Series Consent, the Certifying Authorized Officer has approved and set the aggregate principal amount of the 2024 Notes initially to be issued (the “Initial 2024 Notes”) to be $1,000,000,000.

D. Pursuant to Section 3.01 of the Indenture, the terms and conditions of the 2024 Series and the 2024 Notes are established and approved to be the following:

1.	Designation:

The Series established by the Series Consent is designated as the “3.300% Notes Due 2024”.

2.	Aggregate Principal Amount:

The 2024 Series is not limited as to the aggregate principal amount of all the promissory notes of the 2024 Series that the Company may issue. The Company is issuing the Initial 2024 Notes in an aggregate original principal amount of $1,000,000,000.

3.	Maturity:

Final maturity of the 2024 Notes shall be April 22, 2024.

4.	Interest:

a.	Rate

The 2024 Notes shall bear interest at the rate of 3.300% per annum, which interest shall commence accruing from and including April 22, 2014.

b.	Payment Dates

Interest shall be payable on the 2024 Notes semi-annually in arrears on April 22 and October 22 of each year, commencing on October 22, 2014, to the person or persons in whose name or names the 2024 Notes are registered at the close of business on the immediately preceding April 8 or October 8, as the case may be. Interest on the 2024 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

5.	Currency of Payment:

The principal and interest payable with respect to the 2024 Notes shall be payable in United States dollars.

6.	Payment Places:

All payments of principal of, and interest on, the 2024 Notes shall be made as set forth in Section 4 of the Form of 2024 Note.

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7.	Optional Redemption Features:

At any time prior to January 22, 2024, the Company may redeem the 2024 Notes at its option, either as a whole or in part, at a redemption price equal to the greater of:

• 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest, and

• the sum of the present values of the Remaining Scheduled Payments, plus accrued and unpaid interest to, but excluding, the redemption date.

In determining the present value of the Remaining Scheduled Payments, the Company shall discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Applicable Treasury Rate plus 12.5 basis points.

The term “Applicable Treasury Rate” means with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, the Company shall assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The term “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2024 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities of comparable maturity to the remaining term of the 2024 Notes.

The term “Independent Investment Banker” means each of Citigroup Global Markets Inc., Goldman, Sachs & Co., or J.P. Morgan Securities LLC and their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

The term “Comparable Treasury Price” means, with respect to any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for such redemption date.

The term “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid

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and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The term “Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Goldman, Sachs & Co., or J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

The term “Remaining Scheduled Payments” means with respect to any 2024 Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such 2024 Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

The 2024 Notes will also be redeemable, in whole or in part, at the option of the Company at any time on or after January 22, 2024, at a redemption price equal to 100% of the principal amount of the 2024 Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Any notice of redemption must be mailed to each registered holder of the 2024 Notes being redeemed at least 30 days but not more than 60 days prior to the redemption date.

There shall be no other optional redemption feature with respect to the 2024 Notes.

There shall be no sinking fund with respect to the 2024 Notes.

8.	Special Redemption Features, etc.:

None.

9.	Denominations:

$2,000 and integral multiples of $1,000 in excess thereof for the 2024 Notes.

10.	Principal Repayment:

100% of the principal amount of the 2024 Notes.

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11.	Registrar, Paying Agent and Transfer Agent:

The Bank of New York Mellon Trust Company, N.A. shall be the registrar, paying agent and transfer agent for the 2024 Notes.

12.	Payment of Additional Amounts:

Additional amounts shall not be payable with respect to the 2024 Notes.

13.	Book-Entry Procedures:

The 2024 Notes shall be issued in the form of global notes registered in the name of Cede & Co., as nominee for The Depository Trust Company, and shall be issued in certificated form only in limited circumstances, in each case, as set forth under Sections 10 and 11 of the Form of 2024 Note. The Initial 2024 Notes shall be initially issued in the form of two such global notes, each in the principal amount of $500,000,000 and together having an aggregate principal amount of $1,000,000,000.

14.	Other Terms:

Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 16 of the Form of 2024 Note shall also apply to the 2024 Notes.

The 2024 Notes shall not have any terms or conditions of the type contemplated by clause (ii), (iii), (vi), (vii), (xii), (xiii), (xiv), (xvi), (xvii), (xix) or (xx) of Section 3.01 of the Indenture.

E. The 2024 Notes shall be issued pursuant to and governed by the Indenture. To the extent that the Indenture’s terms apply to the 2024 Notes specifically or apply to the terms of all Securities of all Series established pursuant to and governed by the Indenture, such terms shall apply to the 2024 Notes.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of April 15, 2014.

/s/ Steven R. Zielske
Steven R. Zielske
Senior Vice President, Finance & Capital Markets

ATTEST:

/s/ Anthony D. George
Anthony D. George
Senior Associate General Counsel, Finance and Assistant Secretary

ANNEX A

SERIES CONSENT

UNANIMOUS WRITTEN CONSENT TO ACTION

IN LIEU OF A SPECIAL MEETING

OF THE EXECUTIVE COMMITTEE OF

THE BOARD OF DIRECTORS

OF WAL-MART STORES, INC.

April 9, 2014

The undersigned, being all of the members of the Executive Committee of the Board (the “Board”) of Directors of Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), do hereby consent to the adoption of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware (the “DGCL”) by executing this written consent or, as contemplated by Section 141(f) of the DGCL and the Amended and Restated Bylaws of the Company, by an electronic transmission noting approval hereof (this “Written Consent”):

WHEREAS, by means of its Registration Statement on Form S-3ASR (Registration No. 333-178706) (the “Registration Statement”), the Company has registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules promulgated thereunder, the offer and sale in one or more offerings of an indeterminate amount of the Company’s debt securities, which debt securities are to be issued pursuant to the terms of the Indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Indenture Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and the Trustee (the “Indenture”); and

WHEREAS, the Company desires to issue and sell in an underwritten public offering (the “Offering”) pursuant to the Registration Statement senior, unsecured debt securities of the Company having an aggregate principal amount of $2,500,000,000 or such lesser aggregate principal amount as shall be approved by an Authorized Officer (as defined below);

NOW THEREFORE BE IT RESOLVED, that three series of senior, unsecured promissory notes of the Company shall be, and they hereby are, created, established and authorized for issuance and sale pursuant to the terms of the Indenture (the “April 2014 Notes”), each of which series of the April 2014 Notes shall have the terms established and approved as provided in these resolutions or as shall be established in accordance with these resolutions; provided that the date on which the promissory notes of any series of the April 2014 Notes shall mature, as established in accordance with these resolutions, shall not be later than the thirtieth day following the thirtieth anniversary of the initial date of issuance of promissory notes of such series of the April 2014 Notes; and be it

FURTHER RESOLVED, that each series of the April 2014 Notes shall have such terms, including the rate at which interest will accrue on the Promissory Notes (as defined below) of that series of the April 2014 Notes and the date on which the Promissory Notes of that series of the April 2014 Notes shall mature, and shall be in such form as shall be established and approved by one or more of the Chairman of the Board of Directors, the Chief Executive Officer, any Vice Chairman, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Controller and the Treasurer of the Company (each an “Authorized Officer”) in accordance with the provisions of Section 3.01 of the Indenture pursuant to the authority granted by these resolutions, which establishment and approval will be conclusively evidenced by that Authorized Officer’s or those Authorized Officers’ execution of a Series Terms Certificate (as defined in the Indenture) with respect to that series of the April 2014 Notes; and be it

FURTHER RESOLVED, that the Authorized Officers shall be, and each of them hereby is, authorized, in the name and on behalf of the Company, to establish and to approve the terms and conditions of each series of the April 2014 Notes, to set the aggregate principal amount of the promissory notes of each series of the April 2014 Notes to be offered, issued and sold in the Offering, to determine that no promissory notes of one or more of the series of the April 2014 Notes will be offered, issued or sold in the Offering, and to approve the form, terms and conditions of the instruments representing the promissory notes of each series of the April 2014 Notes to be issued and sold, including the global notes representing such promissory notes (collectively, the “Promissory Notes”); and be it

FURTHER RESOLVED, that the Authorized Officers shall be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute the Promissory Notes for each series of the April 2014 Notes having an aggregate principal amount to be determined to be offered for sale and sold in the Offering by one or more Authorized Officers pursuant to the authority delegated hereby, as such execution is provided for in the Indenture, and to deliver the Promissory Notes to the Indenture Trustee for authentication and delivery in accordance with the terms of the Indenture; provided that the aggregate principal amount of the April 2014 Notes issued pursuant to the authority granted by these resolutions shall not exceed $2,500,000,000; and be it

FURTHER RESOLVED, that the Indenture Trustee shall be, and it hereby is, authorized and directed to authenticate and deliver the Promissory Notes relating to each series of the April 2014 Notes to or upon the written order of the Company in an aggregate principal amount for Promissory Notes of such series of April 2014 Notes determined by the Authorized Officers, as provided in the Indenture and as offered and sold in the Offering; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to perform its obligations under the Promissory Notes issued and sold by the Company in the Offering and its obligations under the Indenture, as those obligations relate to the Promissory Notes of each series of the April 2014 Notes issued and sold in the Offering; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to enter into, execute and deliver, and perform its obligations under, and each Authorized Officer is authorized to execute and deliver, for and on behalf of the Company, a Pricing Agreement and an Underwriting Agreement (collectively, the “Underwriting Agreement”) between, in each case, the Company and such underwriter or underwriters as shall be determined by one or more Authorized

Officers (collectively, the “Underwriters”), which Underwriting Agreement shall provide for the sale by the Company and the purchase by the Underwriters of the Promissory Notes of one or more of the series of the April 2014 Notes having an aggregate principal amount not to exceed $2,500,000,000, which aggregate principal amount of all of the Promissory Notes of the April 2014 Notes to be issued and sold and the aggregate principal amount of all of the Promissory Notes of each series of the April 2014 Notes to be issued and sold shall be determined by one or more Authorized Officers, with each such determination by one or more Authorized Officers to be conclusively evidenced by the execution and delivery, for and on behalf of the Company, by an Authorized Officer of the Underwriting Agreement and any other agreements necessary to effectuate the intent of these resolutions, with the Underwriting Agreement and any other such agreements to be in the form and to contain the terms, including the price to be paid to the Company by the Underwriters for the Promissory Notes of each series of the April 2014 Notes being purchased pursuant to the Underwriting Agreement, and conditions as the Authorized Officer executing the same approves, such approval to be conclusively evidenced by that Authorized Officer’s execution and delivery, for and on behalf of the Company, of the Underwriting Agreement or such other agreement; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to sell the Promissory Notes of each series of the April 2014 Notes to the Underwriters pursuant to the Underwriting Agreement in the aggregate principal amount, at the price or prices set forth in, and pursuant to the other terms and subject to the conditions of, the Underwriting Agreement; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to issue one or more global notes to represent the Promissory Notes of each series of the April 2014 Notes authorized and to be issued and sold in accordance with these resolutions and not otherwise issue the Promissory Notes of any series of the April 2014 Notes in definitive form, which global notes shall be in such form as the Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by that Authorized Officer’s execution and delivery of such global notes, and to permit each global note representing the Promissory Notes of each series of the April 2014 Notes to be registered in the name of a nominee of The Depository Trust Company (“DTC”), a nominee of a common depository of, or a nominee of, Clearstream Bank, société anonyme (“Clearstream”) and Euroclear Bank, SA/NV (“Euroclear”), or such other person as an Authorized Officer shall approve, such approval to be conclusively evidenced by an Authorized Officer’s execution and delivery of the global notes, for and on behalf of the Company, and beneficial interests in the global notes representing the Promissory Notes to be otherwise shown on, and transfers of such beneficial interests effected through, records maintained by one of more of DTC, Clearstream, and Euroclear and their respective participants and, in the case of Clearstream, its customers; and be it

FURTHER RESOLVED, that the signatures of the Authorized Officers executing any Promissory Note may be the manual or facsimile signatures of the present or any future Authorized Officers and may be imprinted or otherwise reproduced thereon, and any such facsimile signature shall be binding upon the Company, notwithstanding the fact that at the time the Promissory Notes are authenticated and delivered and disposed of, the person whose facsimile signature appears on any Promissory Note shall have ceased to be an Authorized Officer; and be it

FURTHER RESOLVED, that the Company shall be, and hereby is, authorized to terminate the forward starting interest rate swaps and the contracts governing the terms thereof entered into during April 2012 and May 2012 (the “Forward Starting Swaps”) and to take such actions, to make such payments and to execute and deliver such documents, notices and instruments as shall be necessary to effect the termination of the Forward Starting Swaps and the Authorized Officers shall be, and each of them singly is, authorized and empowered to execute and deliver, for and on behalf of the Company, such documents, notices and instruments and to cause the Company to take such actions and to make such payments as shall be necessary to effect the termination of the Forward Starting Swaps; and be it

FURTHER RESOLVED, that, without in any way limiting the authority heretofore granted to any Authorized Officer, the Authorized Officers shall be, and each of them singly is, authorized and empowered to do and perform all such acts and things and to execute and deliver, for and on behalf of the Company, any and all agreements, documents and instruments and to take any and all such actions as they may deem necessary, desirable or proper in order to carry out the intent and purpose of the foregoing resolutions and fully to establish each series of the April 2014 Notes and to perform the provisions of the Underwriting Agreement, the Indenture and the Promissory Notes, to terminate the Forward Starting Swaps and to incur and pay on behalf of the Company all such expenses, obligations and fees in connection therewith as they may deem proper.

IN WITNESS WHEREOF, the members of the Executive Committee have executed this Written Consent (whether manually or electronically as referenced above) effective as of April 9, 2014.

/s/ Michael T. Duke	/s/ S. Robson Walton
Michael T. Duke	S. Robson Walton

*	*
C. Douglas McMillon	Christopher J. Williams

/s/ Jim C. Walton
Jim C. Walton

* Note: Each of Mr. McMillon, and Mr. Williams consented to the adoption of the resolutions set forth above by means of an electronic transmission as contemplated by Section 141(f) of the General Corporation Law of Delaware and the Amended and Restated Bylaws of Wal-Mart Stores, Inc.

ANNEX B

FORM OF GLOBAL NOTES

This Note is a global security and is registered in the name of CEDE & CO., as nominee of the Depositary, The Depository Trust Company. Unless and until this Note is exchanged for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary or a nominee of the Depositary to the Depositary or another depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WAL-MART STORES, INC.

3.300% NOTES DUE 2024

Number A- $	CUSIP No.: 931142 DP5 ISIN No.: US931142DP52 Common Code: 104276628

WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of             DOLLARS (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto) on April 22, 2024 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, computed on the basis of a 360-day year consisting of twelve 30-day months, semi-annually in arrears on April 22 and October 22 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on October 22, 2014, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note from April 22, 2014 or from the most recent April 22 or October 22 to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered (the “Holder”) at the close of business on the preceding April 8, in the case of an Interest Payment Date of April 22, and on the preceding October 8, in the case of an Interest Payment Date of October 22 (each, a “Record Date”).

Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents by manual or facsimile signature under its corporate seal, attested by its Secretary, one of its Assistant Secretaries, its Treasurer or one of its Assistant Treasurers by manual or facsimile signature.

WAL-MART STORES, INC.

By:
	Name:	Steven R. Zielske
	Title:	Senior Vice President, Finance & Capital Markets

[SEAL]	Attest:
		Name:	Anthony D. George
		Title:	Senior Associate General Counsel, Finance
and Assistant Secretary

Dated: April 22, 2014

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

WAL-MART STORES, INC.

3.300% NOTES DUE 2024

1. Indenture; Notes. This Note is one of a duly authorized series of Securities of the Company designated as the “3.300% Notes Due 2024” (the “Notes”), initially issued in an aggregate principal amount of $1,000,000,000 on April 22, 2014. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006 (the “Indenture”), by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

The Company may, without the consent of the Holders, issue additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes; provided, however, that no additional Securities of any existing or new series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

2. Ranking. The Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

3. Payment of Overdue Amounts. The Company shall pay interest, calculated on the basis of a 360-day year consisting of twelve 30-day months, on overdue principal and overdue installments of interest, if any, from time to time on demand at the interest rate borne by the Notes to the extent lawful.

4. Place and Method of Payment. The Company shall pay principal of and interest on the Notes at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person’s address as it appears on the Registry for the Notes.

5. Defeasance of the Notes. Sections 11.02, 11.03 and 11.04 of the Indenture shall apply to the Notes.

6. Redemption; No Sinking Fund.

At any time prior to January 22, 2024, the Notes shall be redeemable, either as a whole or in part, at the option of the Company, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, and

•	the sum of the present values of the Remaining Scheduled Payments, plus accrued and unpaid interest to, but excluding, the redemption date.

In determining the present value of the Remaining Scheduled Payments, the Company shall discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Applicable Treasury Rate plus 12.5 basis points.

“Applicable Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, the Company shall assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means each of Citigroup Global Markets Inc., Goldman, Sachs & Co. or J.P. Morgan Securities LLC and their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Goldman, Sachs & Co. or J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

At any time on or after January 22, 2024, the Notes shall be redeemable, either as a whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date therefor.

Any Notes to be redeemed by the Company shall be redeemed in accordance with the provisions of Article Four of the Indenture, including, without limitation, the requirement that any notice of redemption must be mailed to each registered holder of the Notes being redeemed at least 30 days but not more than 60 days prior to the redemption date. The Notes shall not be otherwise redeemable prior to maturity.

The Notes are not subject to a sinking fund.

7. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the Holders in certain circumstances and requiring the consent of Holders of not less than a majority in aggregate principal amount of the Notes and Securities of other series that would be affected in certain other circumstances. However, the Indenture requires the consent of each Holder of the Notes and Securities of other series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

8. Event of Default; Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Notes shall occur and be continuing, then the aggregate principal amount of the Notes of this series may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding to be, and, in certain cases, may automatically become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that, in the event of such an acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of all of the Notes of this series then Outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul such acceleration and its consequences with respect to all of the Notes.

9. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

10. Form and Denominations; Global Notes; Definitive Notes. The Notes are being issued in registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are being issued in the form of one or more global notes (each, a “Global Note”), evidencing all or any portion of the Notes and registered in the name of DTC or its nominee (including their respective successors) as Depositary under the Indenture. The Notes shall be issued in certificated form (each, a “Definitive Note”) only in the following limited circumstances: (1) the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under applicable law, and a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility; (2) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for Definitive Notes; or (3) an Event of Default has occurred and is continuing with respect to the Notes, in each such case this Note shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

11. Registration, Transfer and Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or definitive form. At the option of the Holders, at any office or agency designated and maintained by the Company for such purpose (the “Transfer Agent”) pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

The Company, the Trustee and any agent of the Company or of the Trustee may deem and treat the Holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such Holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

Notwithstanding the preceding paragraphs of this Section 11, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

12. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company arising under or set forth in the Notes or under the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

13. Appointment of Agents. The Bank of New York Mellon Trust Company, N.A. is hereby appointed (i) the Registrar for the purpose of registering the Notes and transfers and exchanges of the Notes pursuant to the Indenture and this Note, (ii) Paying Agent pursuant to Section 3.04 of the Indenture and (iii) Transfer Agent with respect to the Notes at its offices in the Borough of Manhattan, The City of New York.

14. Notices. If the Company is required to give notice to the Holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

15. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

16. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoints

to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Date:

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

*    *    *    *    *

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT ENT -	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian		under the Uniform Gifts to Minors Act
	(Cust)		(Minor)		(State)

Additional abbreviations may also be used although not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Change	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian